Exhibit 99.1

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708 Website: secretaryofstate.biz

CERTIFICATE OF DESIGNATION
(Pursuant to NRS 78.1955)

                                              ABOVE SPACE IS FOR OFFICE USE ONLY

                           CERTIFICATE OF DESIGNATION
                         FOR NEVADA PROFIT CORPORATIONS
                            (PURSUANT TO NRS 78.1955)

     1.   NAME OF CORPORATION:
          Motorsports Emporium, Inc.

     2. BY RESOLUTION OF THE BOARD OF DIRECTORS PURSUANT TO A PROVISION IN THE ARTICLES OF INCORPORATION, THIS CERTIFICATE ESTABLISHES THE FOLLOWING REGARDING THE VOTING POWERS, DESIGNATIONS, PREFERENCES, LIMITATIONS, RESTRICTIONS AND RELATIVE RIGHTS OF THE FOLLOWING CLASS OR SERIES OF
          STOCK:

          a.   Designation: Series C Preferred Stock
          b.   Authorized Shares of Series C Preferred Stock Created hereby:
               3,000,000
          c.   Liquidation Rights: None
          d.   Dividend Rights: None
          e.   Conversion Rights: None
          f. Voting Rights: 3,000 votes per share on all matters submitted to a vote of shareholders
          g.   Mandatory Redemption Rights: none
          h. No Reissuance of Series C Preferred: No share of Series C Preferred Stock acquired by the corporation in any manner shall ever be reissued and shall be cancelled, retired and eliminated from the shares of capital stock which the corporation shall be authorized to issued.

     3.   EFFECTIVE DATE OF FILING (OPTIONAL):

                 (must not be later than 90 days after the certificate is filed)

3. OFFICER SIGNATURE: /s/ David W. Keaveney, President

FILING FEE: $175.00

IMPORTANT: FAILURE TO INCLUDE ANY OF THE ABOVE INFORMATION AND SUBMIT THE PROPER FEES MAY CAUSE THE FILING TO BE REJECTED.

This form must be accompanied by appropriate fees.

                                Nevada Secretary of State AM 78.1955 Designation 2003
                                Revised on 09/28/05